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                                                                  EXHIBIT T3A-29
                          CERTIFICATE OF INCORPORATION

                                       OF

                    PAGING NETWORK OF SAN FRANCISCO, INC.



      The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      FIRST: The name of the corporation is PAGING NETWORK OF SAN FRANCISCO,
INC.

      SECOND: The registered office of the corporation in the State of Delaware is located at 100 West 10th Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 100 West 10th Street, Wilmington, Delaware.

      THIRD: The name of the business to be conducted or promoted and the purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock without par value.

      FIFTH: The Company is to have perpetual existence.
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      SIXTH:      The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for creating, defining, limiting and regulating the powers of the corporation, the directors and the stockholders


                                      -2-
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or one or more classes of the stockholders:

            (1) Except as otherwise required by law, by the Certificate of Incorporation or by the by-laws of the corporation, as from time to time amended, the business of the corporation shall be managed by its board of directors, which shall have and may exercise all the powers of the corporation. The board of directors of the corporation is hereby specifically authorized and empowered from time to time in its discretion to determine the extent, if any, to which and the time and place at which, and the conditions under which any stockholder of the corporation may examine books and records of the corporation, other than the books and records now or hereafter required by statute to be kept open for inspection of stockholders of the corporation.

            (2) Any vote or votes authorizing liquidation of the corporation or proceedings for its dissolution may provide, subject to the rights of creditors and rights expressly provided for particular classes or series of stocks for the distribution pro rata among the stockholders of the corporation of the assets of the corporation, wholly or in part in kind, whether such assets be in cash or other property, and may authorize the board of directors of the corporation to determine the value of the different assets of the corporation for the purpose of such liquidation and may divide or authorize the board of directors of the corporation to divide such assets or any part thereof among the stockholders of the corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

            (3)   Elections of directors need not be by ballot.

      SEVENTH: The name and mailing address of the incorporator is as follows:

             NAME:              MAILING ADDRESS:

             Jane N. Gallagher  Gaston Snow & Ely Bartlett
                                One Federal Street
                                Boston, MA 02110


                                      -3-
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      EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of

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Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      THE UNDERSIGNED, hereby declaring and certifying that the facts stated in this Certificate of Incorporation are true, hereunto sets her hand and seal this 22nd day of January, 1982.



                                          /s/ Jane N. Gallagher
                                          Jane N. Gallagher

COMMONWEALTH OF MASSACHUSETTS )
                              ) ss:
COUNTY OF SUFFOLK             )


      On this 22nd day of January, 1982, before me, the undersigned, a notary public in and for said Commonwealth, personally appeared Jane N. Gallagher, who, being first by me duly sworn, deposes and says that she is the sole incorporator of Paging Network of San Francisco, Inc., and the person who executed the foregoing Certificate of Incorporation, and acknowledged to me that the statements therein contained are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                    /s/ Francine A. Parise
                                    Notary Public
                                    Residing at Norwood
                                    My commission expires:  4/14/83

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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                         Peninsula Communications, Inc.

                                      INTO

                      Paging Network of San Francisco, Inc.

                                     * * * *

      Paging Network of San Francisco, Inc., a corporation organized and existing under the laws of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That this corporation was incorporated on the 27th day of January, 1982, pursuant to the corporation law of the State of Delaware.

      SECOND: That this corporation owns all of the outstanding shares (of each class) of the stock of Peninsula Communications, Inc., a corporation incorporated on the 31st day of October, 1978, pursuant to the corporation law of the State of California.

      THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the board, determined to and did merge into itself said Peninsula Communications, Inc.:
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            RESOLVED, that this corporation shall merge into itself Peninsula
            Communications, Inc., its wholly-owned subsidiary corporation, and shall assume all of the liabilities of said subsidiary corporation.

            FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.
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            FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Peninsula Communications, Inc. and assume its liabilities and obligations and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

      IN WITNESS WHEREOF, said Paging Network of San Francisco, Inc. has caused this certificate to be signed by Terry L. Scott, its Vice President - Finance and Administration, and attested by Roger D. Feldman, its Secretary, this 24th day of August, 1983.

                                 PAGING NETWORK OF SAN FRANCISCO, INC.


                                 By /s/ Terry L. Scott
                                    Terry L. Scott, Vice President -
                                    Finance and Administration

ATTEST:

By /s/ Roger D. Feldman
   Roger D. Feldman, Secretary

                              CERTIFICATE OF MERGER

                                       OF

                        PAGING NETWORK Of OAKLAND, INC.,
                     PAGING NETWORK OF SACRAMENTO, INC. and
                        PAGING NETWORK OF SAN JOSE, INC.

                                      INTO

                      PAGING NETWORK OF SAN FRANCISCO, INC.

                               ------------------

      The undersigned corporation, Paging Network of San Francisco, Inc., DOES HEREBY CERTIFY:

      1. That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

      NAME                                STATE OF INCORPORATION

Paging Network of Oakland, Inc.           Delaware
Paging Network of Sacramento, Inc.        Delaware
Paging Network of San Jose, Inc.          Delaware
Paging Network of San Francisco, Inc.     Delaware

      2. That an Agreement of Merger between the parties of the merger has been approved, adopted, certified; executed and acknowledged by each or the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

      3. That the name of the surviving corporation of the merger is Paging Network of San Francisco, Inc.

      4. That the Certificate of Incorporation of Paging Network of San Francisco, Inc., which is the surviving corporation, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

      5. That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is c/o Paging Network, Inc., 4965 Preston Park Boulevard, Suite 600, Plano, TX 75093.

      6. That a copy of the Agreement of Merger will be furnished, on request and without cost, to any stockholder of any constituent corporation.
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                                      -2-

      7. That this Certificate of Merger shall be effective at the close of business on the 31st day of December, 1993.
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                                      -3-


      IN WITNESS WHEREOF, Paging Network of San Francisco, Inc. has caused this certificate to be signed by Terry L. Scott, its President, and attested by Roger
D. Feldman, its Secretary, this 28th day of December, 1993.

                                 PAGING NETWORK OP SAN FRANCISCO, INC.



                                 By: /s/ Terry L. Scott
                                     Terry L. Scott
                                     President

ATTEST:



By: /s/ Roger D. Feldman
     Roger D. Feldman
     Secretary